Exhibit 8.2
                   Opinion of Corrs Chambers Westgarth as to certain tax matters

30 March 2007

                                                                         CONTACT
                                                    Craig Milner +61 3 9672 3247
                                                Email: craig.milner@corrs.com.au

                                                                         PARTNER
                                                   Dixon Hearder +61 2 9210 6402
                                               Email: dixon.hearder@corrs.com.au

ME Portfolio Management Limited
Level 17
360 Collins Street
MELBOURNE  VIC  3000

ATTENTION: Paul Garvey


Dear Sirs

ME PORTFOLIO MANAGEMENT LIMITED

1     INTRODUCTION

We have acted as the advisers on Australian tax law for MEPML in connection with the Notes, the Transaction Documents and the Registration Statement.

We have been asked to provide this opinion regarding certain sections of the Prospectus relating to the offering of the Notes under the laws in force at the date of this opinion in the Relevant Jurisdictions. We express no opinion as to any laws other than the laws of the Relevant Jurisdictions.

This opinion relates solely to matters governed by, and should be interpreted in accordance with, the laws of the Relevant Jurisdictions as in force and as interpreted at 9.00 am Sydney time on the date of this opinion. We have no obligation to inform you of any change in any relevant law occurring after that time.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this form in the Prospectus, without admitting that we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission issued under the Securities Act with respect to any part of the Registration Statement, including this exhibit.

2     DEFINITIONS

In this opinion:

AUSTRALIAN REVENUE AUTHORITY means the Federal Commissioner of Taxation, Australian Taxation Office or the relevant commissioner of state revenue or office of state revenue, as applicable.

COMMISSION means Securities and Exchange Commission of the United States of America.

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CREATION NOTICE means the form of the Notice of Creation of a Securitisation
Fund to be executed by MEPML in creating each fund.

FUND means each Securitisation Fund constituted under the Master Trust Deed by to a Creation Notice.

GST ACT means the A New Tax System (Goods and Services Tax) Act 1999 (Commonwealth of Australia).

MASTER TRUST DEED means the amended and restated Master Trust Deed for the Superannuation Members' Home Loans Trusts attached as Annexure A to the Amending and Restating Deed dated 1 June 2004 between the Manager and Perpetual, as further amended by a supplemental deed dated 18 April 2006.

ME means Members Equity Bank Pty Limited.

MEPML means ME Portfolio Management Limited.

NOTE TRUST means the trust constituted by the Note Trust Deed.

NOTE TRUST DEED means the form of the Note Trust Deed to be entered into between MEPML, the Note Trustee (also acting as principal paying agent, calculation agent and note registrar), the Irish Paying Agent and the Security Trustee.

NOTE TRUSTEE means The Bank of New York acting as note trustee under the Note Trust Deed.

NOTES means the Mortgage Backed Floating Rate Notes to be offered in the United States under the Registration Statement.

PERPETUAL means Perpetual Limited ABN 06 000 431 827.

PROSPECTUS means the form of Prospectus Supplement together with the form of Base Prospectus for the Notes contained in the Registration Statement.

REGISTER means the register of holders of Notes to be maintained in accordance with the Transaction Documents by The Bank of New York.

REGISTRATION STATEMENT means the Registration Statement on Form S-3 as filed on the date hereof by MEPML with the Commission under the Securities Act.

RELEVANT JURISDICTIONS means New South Wales, Victoria and the Commonwealth of Australia.

SECURITIES ACT means the Securities Act of 1933, as amended, of the United States of America.

SECURITY TRUST means the trust constituted by the Security Trust Deed.

SECURITY TRUST DEED means the form of Security Trust Deed to be entered into between Perpetual, MEPML, the Security Trustee and The Bank of New York.

SECURITY TRUSTEE means Perpetual Trustee Company Limited ABN 42 000 001 007 as security trustee under the Security Trust Deed.

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STAMP DUTY LAWS means the Duties Act 1997 (New South Wales), the Taxation
Administration Act 1996 (New South Wales), the Duties Act 2000 (Victoria) or the Taxation Administration Act 1997 (Victoria) as the case may be.

SUPPLEMENTARY BOND TERMS NOTICE means the form of Supplementary Bond Terms Notice to be delivered to Perpetual by MEPML and acknowledged and agreed to by the Security Trustee and the Note Trustee (attached as Annexure B to the Bond Issue Direction relating to the Notes).

TAX CONTENT OF THE PROSPECTUS means the sections of the Prospectus under the headings:

(a) "Summary - Australian Withholding Tax" and "Australian Tax Matters" in the Prospectus Supplement of the Prospectus; and

(b)   "Australian Tax Matters" in the Base Prospectus of the Prospectus.

TRANSACTION DOCUMENTS means:

(c)   the Master Trust Deed;

(d)   the Creation Notice;

(e)   the Supplementary Bond Terms Notice; and

(f)   the Note Trust Deed.

TRUSTEE means Perpetual as trustee of each Fund.

TAX ACT means the Income Tax Assessment Act 1936 (Commonwealth of Australia), Income Tax Assessment Act 1997 (Commonwealth of Australia), Taxation Administration Act 1953 (Commonwealth of Australia) as the case may be.

UNDERWRITING AGREEMENT means the form of the Underwriting Agreement relating to the offering of the Notes, to be executed by MEPML, Perpetual, ME and the representative of the several Underwriters.

A word or phrase which is defined in a Transaction Document has the same meaning when used in this opinion unless the same word or phrase is also defined in this opinion, in which case the definition in this opinion prevails.

If a word or phrase is defined, its other grammatical forms have corresponding meanings.

Unless the contrary intention appears, the singular includes the plural and vice versa.

3     DOCUMENTS

In connection with this opinion we have examined the following documents (which in the case of copies, have been certified or otherwise identified to our satisfaction):

(a)   the Master Trust Deed;

(b) unexecuted copies of the Transaction Documents (other than the Master Trust Deed);

(c)   the Registration Statement; and

(d)   the Underwriting Agreement.

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4     ASSUMPTIONS

For the purposes of this opinion, we have assumed that:

(a) all copies of documents submitted to us are complete and conform to the originals of those documents and no Transaction Document has been varied, amended, rescinded, revoked or terminated by any party to it;

(b) where a document has been submitted to us in draft form, it will be executed in that form;

(c) the Notes will be issued on the terms and conditions set out in the Prospectus in accordance with the terms of the Transaction Documents;

(d) all the provisions contained in the Transaction Documents have been or will be strictly complied with and no Notes will, at any time, be offered or sold except in each case in accordance with the selling restrictions in the Transaction Documents;

(e) the representations of the Underwriters contained in the Underwriting Agreement have been or will be strictly complied with in connection with the offer and sale of the Notes;

(f) the Fund will be an "eligible unit trust" within the meaning of section 128FA of the Tax Act;

(g) if the Tax Laws Amendment (2006 Measures No. 7) Bill is enacted, the Notes will not be prescribed by any regulation under the Tax Act as debentures to which section 128FA of the Tax Act does not apply;

(h) a Australian Revenue Authority or other appropriate government entity has not given and will not give a notice requiring the Trustee to deduct from money payable by it to any party to a Transaction Document an amount of Australian tax payable by the payee pursuant to section 260-5 of schedule 1 to the Tax Act, section 255 of the Tax Act, sections 46 or 47 of the Duties Acts or any similar provision of any other legislation of a Relevant Jurisdiction;

(i) no party required to make a payment to holders of the Notes is required by subdivision 12-E of schedule 1 to the Tax Act to withhold tax from money payable by it to any party to a Transaction Document because that party has not quoted its Australian Business Number or Tax File Number (or a relevant exemption does not apply) to that payer in connection with that payment;

(j)   the Fund will be registered for GST under the GST Act;

(k) the issue of the Notes will not be made through a South Australian dealer or a dealer in a prescribed place within the meaning of the Stamp Duties Act 1923 (South Australia);

(l) the Notes will be issued by way of registration (outside the Commonwealth of Australia) on a register kept outside the Commonwealth of Australia; and

(m) all Transaction Documents have been, or will be, executed in New South Wales or Victoria, or outside the Commonwealth of Australia.

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The making of each of the above assumptions indicates that we have assumed that each matter the subject of each assumption is true, correct and complete in every particular. That we have made an assumption in this opinion does not imply that we have made any enquiry to verify any assumption or are not aware of any circumstance that might affect the correctness of any assumption. No assumption specified above is limited by reference to any other assumption. Dixon Hearder, Charles Tremlett, Tim Barton and Craig Milner (as the partners and solicitor responsible for preparing this opinion) are not personally aware of any circumstances that might affect the correctness of any assumption.

5     QUALIFICATIONS

Our opinion is subject to the following qualifications:

(a)   we express no opinion as to:

      (i) whether the representations and warranties made or given or to be made or given by any party in any Transaction Document are correct except in so far (and to the extent) as any such representation or warranty relates to a matter which is the subject of this opinion;

      (ii) and have not been responsible, in relation to the Transaction Documents, any Notes or anything else in connection with the transactions, for investigating or verifying the completeness, accuracy, materiality or relevance of any facts or statements of fact or the reasonableness or pertinence of any statement of fact or whether any facts or statements of fact have not been disclosed or whether there are, or are not, reasonable grounds for any opinion or statement as to any future matter or whether or not the person making the statement or expressing the opinion believes it to be complete, accurate, material or relevant; and

      (iii) any laws other than the laws of the Relevant Jurisdictions;

(b) our opinion is subject to the explanations and qualifications set forth under the heading "Australian Tax Matters" in the Base Prospectus of the Prospectus;

(c) this opinion expresses opinions only based on existing law (and in many cases there is no case law to help in forming the opinions) and does not, nor purport to be or act as, advice to those persons entitled to rely on it either as to the matters covered by this opinion or not covered by this opinion. Our opinions are of their nature by way of summary only and we are not liable to any persons for any resulting insufficiency of such opinions and such persons should seek advice from their advisers as to the extent of application of such existing laws;

(d) except as noted in paragraph 4(g), we express no opinion as to, and nor have we taken into account, the implications of any pending or foreshadowed legislative or regulatory proposal or amendment or any litigation, hearing or judgment pending in any Relevant Jurisdiction, including but not limited to, any matter not yet decided on appeal;

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(e)   there can be no assurance that the Tax Content of the Prospectus will not be significantly altered by new legislation, judicial decisions or changes in positions of an Australian Revenue Authority, which may operate retrospectively;

(f) no tax rulings will be sought from an Australian Revenue Authority with respect to the Trustee or Fund for any of the matters referred to in this opinion; and

(g) only the persons referred to in PARAGRAPH 4 have any knowledge in relation to the matters covered in this opinion. We are not liable if any partner or solicitor of this firm other than the persons referred to in PARAGRAPH 4 have any knowledge which would render our assumptions or qualifications incorrect. We have not made any investigation as to whether any partner or solicitor of this firm other than the persons referred to in PARAGRAPH 4 has any such knowledge.

No qualification specified above is limited by reference to any other qualification.

6     OPINION

Based on the assumptions and subject to the qualifications set out above, we are of the opinion that the Tax Content of the Prospectus discusses the material (though not all possible) matters and consequences for purchasers who are residents of the United States or otherwise non-residents of Australia for tax purposes relating to the purchase, ownership and disposition of the Notes for which the Registration Statement is being filed and we adopt and confirm the explanations and conclusions set out in the Tax Content of the Prospectus.



Yours faithfully
CORRS CHAMBERS WESTGARTH




/s/ DIXON HEARDER
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DIXON HEARDER
Partner
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